Exhibit 15.10

20405 Tomball Parkway, Building Two, Suite 200, Houston, Texas 77070

T 281 448 6188 W www.rpsgroup.com/usa

RPS Consent of Independent Consultant

We consent to the reference to our firm in the form and context in which they appear in this Annual Report on Form 20-F, and the inclusion of reports herein for CNOOC Limited filed with the Securities and Exchange Commission.

RPS

By: /s/ Doug Matthys

Name: Doug Matthys

Title: Chief Operating Officer

Houston, Texas

March 21, 2018

United Kingdom I USA I Canada I Australia I Malaysia I Ireland I Netherlands I Singapore I Russia I Brazil I Africa